UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On April 5, 2010, NewPage Corporation (“NewPage”) and NewPage Holding Corporation filed a Current Report on Form 8-K (the “April Form 8-K”) regarding the entry by NewPage Port Hawkesbury Corp. (“NPPH”), an indirect wholly-owned subsidiary of NewPage, into a term sheet with Nova Scotia Power Inc. (“NSPI”) for NPPH to construct for NSPI a 60 MW biomass cogeneration utility plant for the generation of electricity. This Form 8-K/A is being filed solely to amend Item 1.01 of the April Form 8-K related to the term sheet. Except for the amendment to Item 1.01 below, no other changes have been made to the April Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2010, NPPH signed a term sheet with NSPI for NPPH to construct for NSPI a 60 MW biomass cogeneration utility plant for the generation of electricity by December 31, 2012 for approximately Canadian $93 million. On July 14, 2010, NPPH and NSPI entered into an engineering, procurement and construction contract substantially consistent with the term sheet. The inception of services under the contract is contingent upon the completion of the sale of certain assets by NPPH to NSPI, as previously announced in the April Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Douglas K. Cooper	By:	/s/ Douglas K. Cooper
Douglas K. Cooper		Douglas K. Cooper
Secretary		Secretary
Date: July 20, 2010		Date: July 20, 2010